UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Dividend Capital Total Realty Trust Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

P.O. Box 5072

Boston, MA 02205-5072

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

Annual Meeting of Stockholders

June 29, 2010

1:30 P.M., Mountain Time

The Westin Tabor Center

Horace Tabor Molly Brown Room

1672 Lawrence Street

Denver, CO 80202

Directions to the meeting are available in the Proxy

Statement, which can be viewed at

www.eproxy.com/trt

*** Your Vote is Important ***

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held on June 29, 2010

Dear Valued Stockholder,

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet and by other means described on the back of this notice. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy materials, including the proxy statement are available at www.eproxy.com/trt

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the back of this notice on or before June 22, 2010 to facilitate timely delivery.

The 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Dividend Capital Total Realty Trust Inc. (the “Company”) on June 29th at 1:30 p.m. Mountain Time will be held at The Westin Tabor Center, Horace Tabor/Molly Brown Room, 1672 Lawrence Street, Denver, CO 80202.

The Meeting will be held for the following purposes.

1. To elect four directors to serve until the 2011 annual meeting of stockholders of the Company and until their respective successors are duly elected and qualify;

2. To ratify the appointment of KPMG LLP as independent registered public accounting firm for the Company for fiscal year 2010; and

3. To conduct any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You may attend the Annual Meeting and vote your shares at that time. If you cannot attend or do not wish to attend the Annual Meeting, please follow the instructions below to view the materials and vote online or obtain proxy materials via one of the methods listed on the back of this notice. Please vote your proxy promptly so that your shares may be represented at the Annual Meeting. Thank you in advance for your participation.

Sincerely,

Joshua J. Widoff

Senior Vice President, General Counsel and Secretary

Online Viewing and Voting is Quick, Easy and Eco-Friendly!

A convenient way to View important Proxy Materials and Vote immediately in 3 simple steps

Step 1: Go to the Electronic Voting Site at www.eproxy.com/trt

Step 2: Access and View the Proxy Materials by clicking on the associated links provided.

Step 3: Follow simple instructions on the screen to log in and vote your eligible position(s).

REQUESTING COPIES OF THE PROXY MATERIALS

The proxy statement and annual report are available online. If you want to receive a paper copy or an e-mail with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before June 22, 2010 to facilitate timely delivery.

Internet - Access the Internet and go to www.ematerials.com/trt. Follow the instructions to log in and order copies.

Telephone - Call us free of charge at 866-551-3628 in the U.S. or Canada using a touch-tone phone and follow the instructions to log in and order copies.

Email - Send us an email at fundproxy@ematerials.com with “TRT Materials Request” in the subject line.

The email must include:

The 13-digit control # located in the box in the upper right hand corner on the front of this notice.

Your preference to receive materials via mail -or- to receive an email with links to the electronic materials.

If you choose email delivery, you must include your email address.

If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your social security number or Tax ID number in the email.

HOW TO VOTE: (Please note: You cannot vote by returning this Notice)

To vote your eligible position(s), you must either 1) vote online via the Internet (as instructed on the front of this notice) or 2) request a copy of a full set of proxy materials, which includes a proxy ballot (as instructed above). If you wish to vote at the meeting, then bring this notice and proper identification with you. Directions to the meeting are in the proxy statement.

Please address any correspondence regarding this matter to:

Dividend Capital, P.O. Box 55072, Boston, MA 02205-5072

WE NEED YOUR VOTE AS SOON AS POSSIBLE.

YOUR PROMPT ATTENTION WILL HELP US AVOID THE EXPENSE OF FURTHER SOLICITATION.

THANK YOU IN ADVANCE FOR YOUR PARTICIPATION.